Commercial Note - Crestar Bank
  CRESTAR                  DOUGHTIE'S FOODS, INC.
               June 14, 1996 Borrower
            Date

Seven Million Five Hundred Thousand------------------------------
- ----------------------------Dollars Loan Amount

($7,500,000.00)  Bruce W. Nave
                ---------------
                     Officer
           __ Original        _x_ Renewal Loan


For Value Received, the undersigned (whether one or more) jointly and severally promise to pay to the order of Crestar Bank (the "Bank") at any of its offices, or at such place as the Bank may in writing designate, without offset and in immediately available funds, the Loan Amount shown above, including or plus interest, and any other amounts due, upon the terms specified below.

                             IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH
CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR
AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT
ANY FURTHER NOTICE.

Repayment Terms


Master    Borrowing Note

This is an open and revolving line of credit; you may borrow an aggregate principal amount up to the Loan Amount outstanding at any one time.

    * Principal on demand, plus interest, but the undersigned shall be liable for only so much of the Loan Amount shown above as shall be equal to the total advanced to or for the
undersigned, or any of them, by the Bank           from time to
time, less all payments made by or for the undersigned and
applied by the Bank to principal,           plus interest on each
such advance, and any other amounts due all as shown on the
Bank's books and records,           which shall be prima facie
evidence of the amount owed.     *SEE ADDENDUM.

     This Master Borrowing arrangement will terminate upon
written notice from the Bank to the undersigned, or      if such
notice is not sooner given, _________________ from the date of
this Note, unless an alternative      termination date is
indicated in the Agreement, as defined below.

Additional Terms And Conditions

This Note is governed by additional terms and conditions contained in an Amended and Restated Credit Agreement between the undersigned and the Bank dated June 14, 1996, and any modifications, renewals, extensions or replacements thereof (the "Agreement"), which is incorporated herein by reference. In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

If this Note is payable on demand, the Bank shall have the right to demand payment at any time even if an event of default (as identified herein) has not occurred.

Interest


 Accrued interest will be payable on the last day of each month, beginning on July 1, 1996. Interest on a Term-Fixed Payment Loan with a fixed interest rate or an Instalment-Simple Interest Loan will accrue on a 30/360 basis. On all other loan types, interest will accrue daily on an actual/360 basis (that is, on the actual number of days elapsed over a year of 360 days) unless otherwise stated here: _________________________ Each scheduled payment made on this Note shall be applied to accrued interest before it is applied to principal. Interest shall accrue from the date of this Note on the unpaid balance and shall continue to accrue after maturity, whether by acceleration or otherwise, until this
Note is paid in full. If the stated Rate (as defined below) is based on the Prime Rate of Crestar Bank, the interest rate is subject to increase or decrease at the sole option of the Bank.

Subject to the above, interest per annum payable on this Note
(the "Rate") shall be Prime Rate.

   The "Prime Rate" shall be the rate established from time to time by Crestar Bank. as a reference for fixing the lending rate for commercial loans. The Prime Rate is a reference rate only and does not necessarily represent the lowest rate of interest charged for commercial borrowings.

Adjustments to interest rates subject to change shall be effective as of the date the Prime Rate changes.

Collateral


Any collateral pledged to the Bank to secure any of the undersigned's existing or future liabilities to the Bank shall secure this Note. To the extent permitted by law, each of the undersigned grants to the Bank a security interest in and a lien upon all deposits or investments maintained by the undersigned with, and all indebtedness owed to the undersigned by, the Bank or any of its affiliates.

This Note is also secured by the following collateral and proceeds thereof: SEE SCHEDULE A, ATTACHED.

All of the foregoing security is referred to collectively as the "Collateral". The Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the undersigned to the Bank, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals.
The proceeds of any Collateral may be applied against the liabilities of the undersigned to the Bank in such order as the Bank deems proper.

Loan Purpose And Updated Financial Information Required
                            The undersigned warrant and represent
that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The undersigned agree to provide to the Bank updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to the Bank, as well as additional information, reports or schedules (financial or otherwise), all as the Bank may from time to time request.

Default, Acceleration And Setoff
                                          *Any one of the
following shall constitute an event of default under the terms of this Note: (1) the failure to make when due any instalment or other payment, whether of principal, interest, late charges or other authorized charges due under this Note, or the failure to pay the amount demanded by the Bank if this Note is payable on demand; (2) the death, dissolution, merger, acquisition, consolidation or termination of existence of the undersigned, any guarantor of the indebtedness of any of the undersigned to the Bank, any endorser, or any other party to this Note (collectively called a "Party"); (3) the insolvency or inability to pay debts as they mature of any Party, or the application for the appointment of a receiver for any Party or the filing of a petition under any provision of the Bankruptcy Code or other insolvency law, statute or proceeding by or against any Party or any assignment for the benefit of creditors by or against any Party; (4) the entry of a judgment against any Party or the issuance or service of any attachment, levy or garnishment against any Party or the property of any Party, or the repossession or seizure of property of any Party; (5) a determination by the Bank that it deems itself insecure or that a material adverse change in the financial condition of any Party or decline or depreciation in the value or market value of any Collateral has occurred since the date of this Note or is reasonably anticipated; (6) the failure of any Party to perform any other obligation to the Bank under this Note or under any other agreement with the Bank; (7) the occurrence of an event of default with respect to any existing or future indebtedness of any Party to the Bank or any other creditor of the Party; (8) a material change in the ownership, control or management of any Party that is an entity, unless such change is approved by the Bank in its sole discretion; (9) if any Party gives notice to the Bank purporting to terminate such Party's obligations under or with respect to this Note; (10) the sale or transfer by a Party of all or substantially all of such Party's assets other than in the ordinary course of business; or (11) any Party commits fraud or makes a material misrepresentation at any time in connection with this Note. If an event of default occurs, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of the Bank, become immediately due and payable, without notice or demand. Upon the occurrence of an event of default, the Bank shall be entitled to interest on the unpaid balance at the stated Rate plus 2.00% (the "Default Rate"), unless otherwise required by law, until paid in full. To the extent permitted by law, upon default, the Bank will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to the Bank against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, the Bank or any of its affiliates to the credit of or for the account of any Party, without notice to or consent by any Party. The remedies provided in this Note and any other agreement between the Bank and any Party are cumulative and not exclusive of any remedies provided by law. *SEE ADDENDUM.

Capital Adequacy


Should the Bank, after the date hereof, determine that the adoption of any law or regulation regarding capital adequacy, or any change in the interpretation or administration thereof, has or would have the effect of reducing the Bank's rate of return hereunder to a level below that which the Bank could have achieved but for such adoption or change, by an amount which the Bank considers to be material, then, from time to time, 30 days after written demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for such reduction. Each demand by the Bank shall be made in good faith and shall be accompanied by a certificate claiming compensation under this paragraph and stating the amounts to be paid to it hereunder and the basis therefor.

Late Charges And Other Authorized Charges
                                 *If this is an Instalment-Simple
Interest loan, if any portion of a payment is at least seven (7) days past due, the undersigned agree to pay a late charge of 5% of the amount which is past due. On all other loan types, the undersigned agree to pay such late charge if any portion of a payment is at least ten (10) days past due. Unless prohibited by applicable law, the undersigned agree to pay the fee established by the Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition, as permitted by applicable law, the undersigned agree to pay the following: (1) all expenses, including, without limitation, any and all court or collection costs, and attorneys' fees of 25% of the unpaid balance of this Note, or actual attorneys' fees if in excess of such amount, whether suit be brought or not, incurred in collecting this Note; (2) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which the Bank from time to time in its sole discretion may deem necessary; (3) any premiums for property insurance purchased on behalf of the undersigned or on behalf of the owner(s) of the Collateral pursuant to any security instrument relating to the Collateral; (4) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Bank of attorneys with respect to this Note and the obligations it evidences; and (5) any other charges permitted by applicable law. The undersigned agree to pay such authorized charges on demand or, at the Bank's option, such charges may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, interest shall accrue at the Default Rate. *SEE ADDENDUM.

Waivers


The undersigned and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The undersigned and each other Party waive any rights to require the Bank to proceed against any other Party or person or any Collateral before proceeding against the undersigned or any of them, or any other Party, and agree that without notice to any Party and without affecting any Party's liability, the Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Party primarily or secondarily liable. The undersigned and each other Party agree that the Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Bank, as the Bank may elect from time to time. The undersigned also waive any rights afforded to them by Sections 49-25 and 49-26 of the Code of Virginia of 1950 as amended.

TO THE EXTENT LEGALLY PERMISSIBLE, THE UNDERSIGNED WAIVE ANY
RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS
UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Severability, Amendments And No Waiver By Bank
                              Any provision of this Note which is
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized employee of the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, the Bank may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Bank to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time.

Liability, Successors And Assigns And Governing Law
                                Each of the undersigned shall be
jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the undersigned's heirs, personal representatives, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. This Note shall be governed by the internal laws of the Commonwealth of Virginia and applicable federal law.

By signing below, the undersigned agree to the terms of this Note and acknowledge receipt of a loan in the Loan Amount shown above.

                                   DOUGHTIE'S FOODS, INC.

                                   By: Marion S. Whitfield, Jr.
                                       ------------------------
                                         (Signature)
                                        Senior Vice President

                                SCHEDULE A
                            TO COMMERCIAL NOTE
                           DATED JUNE 14, 1996,
                      MADE BY DOUGHTIE'S FOODS, INC.



1. Credit line deed of trust dated of even date, from Doughtie's Foods, Inc. ("Borrower") to David A. Durham and David Singleton, trustees ("Trustees"), on real estate and improvements located in Portsmouth, Virginia.

2.   Guaranty of even date, from Dutterer's of Manchester
     Corp. ("Dutterer").

3. Credit line deed of trust dated of even date, from Dutterer's to Trustees, on real estate and improvements located in Manchester, Maryland.

4. Security Agreement from Borrower dated of even date, on Accounts, Inventory, Equipment and General Intangibles.

5. Security Agreement from Dutterer's dated of even date, on a promissory note dated September 3, 1995, made by Value Added
  Food Services, Inc., and payable to Dutterer's in the original principal amount of $1,038.756.

6. Borrower's Assignment dated of even date pursuant to the Assignment of Claims Act, of its rights to receive monies due and to become due to Borrower pursuant to its contract with the United States of America (Defense Logistics Agency) for the supply of foods to military facilities in southern Virginia.


                              DOUGHTIE'S FOODS, INC.,
                              a Virginia corporation


                              By: Marion S. Whitfield, Jr.
                                       (Signature)

                              Its: Senior Vice President

                                 ADDENDUM
                            TO COMMERCIAL NOTE
                           DATED JUNE 14, 1996,
                      MADE BY DOUGHTIE'S FOODS, INC.



     1. Notwithstanding the provisions of this Note under the heading, "Repayment Terms," principal shall be payable on the Termination Date, as defined in the Agreement (as hereinafter defined in this Note).

     2. Notwithstanding the provisions of this Note under the heading, "Default, Acceleration and Setoff," the only event of default under this Note shall be an Event of Default as defined in the Agreement.

     3. Notwithstanding the provisions of this Note under the heading, "Late Charges And Other Authorized Charges," attorneys' fees payable to the Bank shall be limited to reasonable fees and expenses of counsel to the Bank.


                              DOUGHTIE'S FOODS, INC.,
                              a Virginia corporation


                              By: Marion S. Whitfield, Jr.
                                  ------------------------
                                      (Signature)

                              Its: Senior Vice President